KADMOS ENERGY SERVICES LLC,
a Delaware Limited Liability Company

SUBSCRIPTION AND PURCHASE AGREEMENT

THIS DOCUMENT IS DELIVERED IN CONNECTION WITH AN OFFERING BY KADMOS ENERGY SERVICES LLC, A DELAWARE LIMITED LIABILITY COMPANY (THE "COMPANY") TO SELL ITS CLASS A MEMBERSHIP UNITS (THE "UNITS") TO INVESTORS (THE "OFFERING"). THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE UNITS OF THE COMPANY REFERRED TO IN THIS SUBSCRIPTION AND PURCHASE AGREEMENT IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SALE.

THE UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS ARE BEING OFFERED AND SOLD PURSUANT TO AN APPLICABLE EXEMPTION UNDER THE SECURITIES ACT AND THE SECURITIES LAWS OF APPLICABLE STATES.

A PURCHASER OF UNITS MUST BE PREPARED TO BEAR THE ECONOMIC RISK OF THE INVESTMENT FOR AN INDEFINITE PERIOD OF TIME BECAUSE THE UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND, THEREFORE, CANNOT BE SOLD UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THERE IS NO OBLIGATION OF THE COMPANY TO REGISTER THE UNITS UNDER THE SECURITIES ACT. NO PUBLIC OR OTHER MARKET IS EXPECTED TO DEVELOP FOR THE UNITS.

THE UNITS ARE SUBJECT TO A LIMITED LIABILITY COMPANY OPERATING AGREEMENT AMONG THE COMPANY AND ITS MEMBERS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE UNITS MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH LIMITED LIABILITY COMPANY OPERATING AGREEMENT.

KADMOS ENERGY SERVICES LLC,
a Delaware Limited Liability Company

SUBSCRIPTION AND PURCHASE AGREEMENT

Subject to the terms and conditions of this Subscription and Purchase Agreement (this "Agreement"), Snow Lake Investments (US) Ltd., a Delaware corporation (the "Investor"), a wholly owned subsidiary of Snow Lake Resources Ltd. (d/b/a Snow Lake Energy), a corporation existing under the laws of the Province of Manitoba, Canada ("Parent"), agrees to purchase at the Closing (as defined below) and the Company agrees to sell and issue to the Investor at the Closing an aggregate of 4,900,000 Class A Membership Units ("Units") (subject to appropriate adjustment in the event of any unit dividend, unit split, combination or similar recapitalization affecting such Units), at a purchase price of US$2.04081633 per Unit, or an aggregate of US$10,000,000 (the "Purchase Price"). Each Unit shall have the rights, privileges, and preferences set out in that certain Amended and Restated Operating Agreement dated as of the date hereof, by and among the Company, the Investor, and the other parties thereto, a copy of which is attached hereto as **Exhibit C** (as amended, modified, or supplemented from time to time, the "Operating Agreement").

The purchase and sale shall take place remotely via the exchange of documents and signatures at such other time and place as the Company and the Investor mutually agree upon, orally or in writing (which time and place are designated as the "Closing"). The Investor shall fund the Purchase Price payable for the Units by making capital contributions to the Company, in the form of cash or shares of Parent, as provided herein.

At the Closing, twenty percent (20%) of the Purchase Price (that is, an amount of US$2,000,000) shall be contributed to the Company, in cash by wire transfer to a bank account designated by the Company or in such other form and/or by such other method as mutually agreed by the Company and the Investor. The balance of the Purchase Price shall be contributed on the Closing by the Investor's execution and delivery of the Secured Promissory Note, in the form attached hereto as **Exhibit A**, to the Company (the "Promissory Note"). The indebtedness evidenced by the Promissory Note shall be secured by a Unit Pledge Agreement, in the form attached hereto as **Exhibit B** with the number of Units secured tied to the amount of the then outstanding amount due under the Promissory Note (with each Unit representing an amount of US2.04081633 due). For greater clarity and by way of example, if an aggregate amount of US$5,000,000 remains outstanding under the Promissory Note, then an aggregate of 2,450,000 Units shall remain subject to the Unit Pledge Agreement.

At the Closing, the parties shall execute the Operating Agreement, the Promissory Note, and the Pledge Agreement. The obligations of the Investor and Parent to purchase and pay for the Units are subject to the execution of the Operating Agreement, the Promissory Note, and the Pledge Agreement and the Investor's admission as a Member of the Company (as defined in the Operating Agreement).

By executing this Agreement, the Investor agrees to be bound by all of the terms, provisions, warranties and conditions contained herein.

1. **<u>Representations and Warranties of the Investor and Parent</u>**. The Investor and Parent, jointly and severally, hereby represent and warrant to the Company as follows:

(a) The Investor has been afforded an opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the purchase of the Units and concerning the Company and the opportunity to obtain any additional information necessary to verify the accuracy of information otherwise furnished by the Company.

(b) The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of acquisition of the Units and of making an informed investment decision with respect thereto. The Investor has reviewed all of the information provided by the Company and by virtue of such review understands the merits and risks of an investment in the Units.

(c) The Investor has received no representation from the Company's counsel about the personal tax consequences or other advice related to this Agreement. The Investor has relied upon its own legal and tax counsel to the extent the Investor deems necessary as to all matters and questions concerning the purchase of the Units and has not relied upon any opinion of the Company, its counsel or accountants. Furthermore, the Investor has obtained, to the extent the Investor deems necessary, the Investor's own professional advice with respect to the risks involved with the investment in the Units, and the suitability of the investment in the Units in light of its financial condition and investment needs.

(d) The Investor's financial condition is such that the Investor is able to bear the risk of holding the Units for an indefinite period of time and the risk of loss of the entire investment in the Company. The Investor believes that the investment in the Units is suitable for the Investor based upon its investment objectives and financial needs, and has adequate means for providing for current financial needs and personal contingencies and has no need for liquidity of investment with respect to the Units.

(e) The Units are being acquired for the Investor's own account for investment purposes, with no view or intention of offering, distributing or selling any portion thereof within the meaning of the Securities Act and will not be transferred by the Investor in violation of the Securities Act or the then applicable rules or regulations thereunder.

(f) The Investor is aware that its rights to transfer the Units are restricted by the Securities Act, applicable state securities laws, and the terms of the Operating Agreement, the Promissory Note and the Pledge Agreement. The Investor and Parent have reviewed and shall execute the Operating Agreement, the Promissory Note, and the Pledge Agreement simultaneously with this Agreement. The Investor and Parent understand there no market exists for the Units and one is not expected to develop. Neither the Investor nor Parent will offer for sale, sell or otherwise transfer the Units without complying with all applicable securities laws and the provisions of the Operating Agreement, the Promissory Note, and the Pledge

Agreement. The Investor understands that the certificates, if any, representing the Units will bear restrictive legends referring to the restrictions on transfer thereof resulting from their issuance without registration under the securities laws and to any restriction on transfer now existing.

(g) **The Investor recognizes that the investment in the Units is speculative and involves a high degree of risk of loss of the entire investment in the Company. The Investor has taken full cognizance of, understands and assumes all of the risk factors related to the purchase of the Units.**

(h) The Investor and Parent acknowledge and are aware of the following:

(i) The Units will not be, and investor(s) in the Company have no rights to require that the Units be, registered under the Securities Act, the Securities Exchange Act of 1934, as amended, or the securities laws of any state of the United States, the Investor may have to hold the Units indefinitely, and it may not be possible for the Investor to liquidate the Investor's investment;

(ii) No U.S. state or federal agency has made any finding or determination as to the fairness of the terms of the Offering or the adequacy of this Agreement, nor has any state or federal agency recommended or endorsed the Units;

(iii) Neither the Company nor any of its members, managers, employees, agents or advisors or others have, in connection with this investment, indicated that the Company will attain any specified level of profit or loss at any time, and the Investor has not relied upon any such statement made by anyone in the making of this investment;

(iv) Neither the Company or any other person offered to sell the Units to the Investor by means of any form of general solicitation or advertising, including but not limited to: (x) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (y) any seminar or meeting whose attendees were invited by any general solicitation or general advertising;

(v) The Investor understands that the Company has limited financial or operating history and that any investment in the Company involves substantial risks.

(i) The Investor and Parent represent to the Company that the Investor is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The Investor and Parent agree to furnish any additional information requested by the Company to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Units. Any information that has been furnished or that will be furnished by the Investor to evidence its status as an accredited investor is accurate and complete and does not contain any misrepresentation or material omission.

(j) The Investor is organized, validly existing and in good standing under the laws of the state of Delaware.

(k) The Investor has all requisite authority to purchase the Units, enter into this Agreement and to perform all the obligations required to be performed by the Investor hereunder, and such purchase will not contravene any law, rule, or regulation binding on the Investor or any investment guideline or restriction applicable to Investor.

(l) The foregoing representations and warranties, and all other statements contained elsewhere in this Agreement, are true and accurate as of the date and time hereof and shall survive such date and time. **If in any respect such representations and warranties or statements shall not be true and accurate prior to the Closing, the Investor shall give immediate written notice of such fact to the Company, specifying which representations and warranties or statements are not true and accurate and the reasons therefor.**

(m) The Investor and Parent acknowledge that neither is relying on any representation or warranty of the Company or any other member or authorized officer of the Company, or any of their respective agents or representatives, and none of such persons is making any express or implied representations or warranties of any kind or nature regarding the Units, the Company, its condition (financial or otherwise) or prospects. The Investor and Parent further acknowledges that each understands that no independent third party has made any determination as to the fairness of the transactions contemplated hereby and has determined to the Investor and Parent's sole satisfaction that the Purchase Price is fair.

2. **Indemnification**. Each of the Investor and Parent acknowledges that each understands the meaning and legal consequences of the representations and warranties and statements made by the Investor and Parent herein, as the case may be, and that the Company is relying on such representations and warranties and statements in accepting this subscription. The Investor and Parent, jointly and severally, agree to indemnify and hold harmless the Company and its respective officers, directors and each employee or agent thereof from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty or inaccuracy of any statement made by the Investor and/or Parent in this Agreement.

3. **Transferability**. The Investor and Parent agree that the assignment and transferability of the Units acquired pursuant hereto shall be made only in accordance with applicable securities laws and the terms of the Operating Agreement, the Promissory Note, and the Pledge Agreement.

4. **No Revocation**. The undersigned agrees that, upon the parties' execution of this Agreement, this Agreement shall be irrevocable, except as provided below under Section 6.

5. **Applicable Law**. This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Delaware, without regard to that State's

conflict of law provisions. If for any reason any provisions hereof are determined to be invalid or contrary to existing or future law, such invalidity shall not impair the operation or effect of those portions of the Agreement which are valid.

6. **Amendments**. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the holders of at least a majority of the then-outstanding Units. Any amendment or waiver effected in accordance with this Section 6 shall be binding upon the Investor and each transferee of the Units, each future holder of all such securities, and the Company.

7. **Counterparts**. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, provided that all such counterparts, in the aggregate, shall contain the signatures of all parties hereto.

8. **Entire Agreement**. This Agreement and the Exhibits delivered herewith represent the entire agreement of the parties with respect to the subject matter hereof and supersede and replace any prior or other contemporaneous understandings and agreements with respect to the subject matter hereof and no provision or document of any kind shall be included in or form a part of such agreement unless signed and delivered to the other party by the party to be charged.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Subscription and Purchase Agreement as of the date first written above.

COMPANY:

KADMOS ENERGY SERVICES LLC

DocuSigned by:

Youssef Ballout
Title: Manager

INVESTOR:

SNOW LAKE INVESTMENTS (US) LTD.

DocuSigned by:

Frank Wheatley

Name: Frank Wheatley
Its: Chief Executive Officer

PARENT (as to Section 1 and 2):

SNOW LAKE RESOURCES LTD.

DocuSigned by:

Frank Wheatley

Name: Frank Wheatley
Its: Chief Executive Officer
:

Exhibit A

Secured Promissory Note

Exhibit B

Unit Pledge Agreement

Exhibit C

Amended and Restated Operating Agreement